                                                                    Exhibit 99.1

AT THE COMPANY                                               ON THE WEB
--------------                                               ----------
Thomas G. Smith                                              www.forestcity.net
Executive Vice President,
Chief Financial Officer
216-621-6060

Thomas T. Kmiecik
Assistant Treasurer
216-621-6060


FOR IMMEDIATE RELEASE

FOREST CITY REPORTS SECOND-QUARTER AND YEAR-TO-DATE RESULTS


CLEVELAND - SEPTEMBER 12, 2003 - FOREST CITY ENTERPRISES, INC. (NYSE: FCEA AND
FCEB) today announced net earnings, revenues and EBDT for the second fiscal quarter and the six months ended July 31, 2003.

Net earnings for the fiscal 2003 second quarter were $6.6 million, or $0.13 per share, compared with $12.7 million, or $0.25 per share, for the fiscal 2002 second quarter. Net earnings for the six months ended July 31, 2003 were $21.4 million, or $0.42 per share, compared with $22.8 million, or $0.45 per share, for the six months ended July 31, 2002. The decline in net earnings was primarily attributable to a one-time expense of $7.5 million (after-tax) related to the Company's public offering of senior notes completed during the second fiscal quarter of 2003.

Second-quarter consolidated revenues increased 6.4 percent to $252.1 million compared with $237.0 million in the prior year's second quarter. Consolidated revenues for the six months ended July 31, 2003 increased 10.6 percent to $496.0 million compared with $448.3 million for the six months ended July 31, 2002.

EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the second fiscal quarter was $50.3 million, or $0.99 per share, compared with last year's second-quarter EBDT of $43.6 million or $0.87 per share. EBDT for the six months ended July 31, 2003 was $101.7 million, or $2.02 per share, compared with last year's $83.5 million, or $1.66 per share.

"EBDT results have been driven by growth in total Net Operating Income (NOI) with a more modest increase in total (property) interest expense resulting from significantly lower interest rates," said Charles A. Ratner, president and chief executive officer of Forest City Enterprises.

"This NOI growth is attributable primarily to the new properties added to our portfolio in 2002 and the first half of 2003. Additionally, the timing of certain transactions, including the recognition of residential note income and retail outlot sales, generated income that we don't anticipate will recur in the second half of 2003. The impact of these transactions together with a favorable variance in current taxes over the first half of last year more than offset the one-time costs related to our public offering of senior notes. Results from our Land Development Group are slightly below the same period last year due to non-recurring sales to retailers in 2002. Single-family residential sales at both Stapleton and Central Station remain strong and according to plan.

"Although our total NOI continues to grow, our comparable operating properties are struggling to maintain equilibrium. Comparable property NOI -- that is to say, NOI from properties opened and operated in both 2003 and 2002 -- was down in the first half of 2003 - 2.8 percent (based on the pro-rata consolidation method of accounting -- see attached Exhibit, which also includes Comparable Property NOI on the full consolidation method). Our retail portfolio was up 2.1 percent, offices were flat at -0.3 percent, and residential (-5.3 percent) and hotels (-33.5 percent) were down - as expected. Occupancies have held stable since year-end with retail at 91 percent, office at 92 percent, and residential at 91 percent."

Comparable NOI is a non-Generally Accepted Accounting Principle (GAAP) financial measure that is provided to supplement information presented in the Company's Form 10-Q. We believe comparable NOI is useful to our investors because it measures the performance of the same properties on a period-to-period basis. See attached Exhibits for a reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP.

EBDT is a non-GAAP measure that is provided here as a supplement to net earnings and net earnings per share prepared in accordance with GAAP. The Company believes net earnings is the most comparable GAAP measure to EBDT. A reconciliation of EBDT to net earnings is provided in the financial highlights table section of this news release. While property dispositions, acquisitions or other factors can impact net earnings in the short term, the Company believes EBDT gives a more consistent view of Forest City's overall financial performance from quarter to quarter and year to year.

PUBLIC DEBT OFFERING
--------------------
As previously mentioned, the Company incurred a one-time expense of $7.5 million, after-tax, related to its recent public offering of senior notes in the second fiscal quarter of 2003. In May, the Company took advantage of favorable conditions in the corporate bond market by issuing $300 million of 7.625 percent senior notes, due June 1, 2015.

After payment of $8.1 million for offering costs, in June 2003, the Company used $208.5 million of the proceeds to redeem all of its outstanding 8.5 percent senior notes due in 2008. The remainder of the proceeds, $83 million, were used to repay $73 million outstanding under the revolving portion of the Company's long-term credit facility and for general working capital purposes. Forest City was able to extend the maturity of its corporate debt while lowering the interest rate, significantly enhancing its financial flexibility and improving liquidity.

QUARTERLY PORTFOLIO AND DEVELOPMENT PIPELINE HIGHLIGHTS
-------------------------------------------------------

NEW YORK CITY

During the second quarter, Forest City completed NINE METROTECH CENTER SOUTH, a 19-story, 650,000 square foot office building that is part of the 16-acre MetroTech Center corporate campus in downtown Brooklyn. Nine MetroTech Center South is the first commercial office building developed in New York City since the September 2001 terrorist attacks. The building opened to its primary tenant -- Empire Blue Cross and Blue Shield, one of the largest health insurers in New York State -- just 20 months after groundbreaking. The project was completed on budget, financed with long-term fixed-rate debt within two weeks of opening, and is currently 90 percent leased.

Construction continues on TWELVE METROTECH CENTER, a 32-story, 1.1-million-square-foot office building in Brooklyn, that will be the future home of the local court system and state and city agencies. It is scheduled to open in 2005. Forest City also reported progress at other projects in Brooklyn: BROOKLYN COMMONS, a 150,000-square-foot specialty retail center, due to open this fall and ATLANTIC TERMINAL, which includes 400,000 square feet of office space and 373,000 square feet of retail, which are under construction and scheduled to open in 2004.

In Manhattan, the 146,000-square-foot HARLEM CENTER office building is under construction and due to open in early 2004; 126,000 square feet of retail space at Harlem Center opened during the third quarter of 2002. Forest City is also continuing the development of the NEW YORK TIMES HEADQUARTERS building in Manhattan.

The Company recently secured financing on three retail projects in the New York City metropolitan area - WOODBRIDGE CROSSING, HARLEM CENTER, AND BROOKLYN COMMONS - with long-term fixed-rate mortgages, taking advantage of the low interest rate environment.

CAMBRIDGE, MASSACHUSETTS

During the second fiscal quarter, Forest City completed and opened 40 LANDSDOWNE STREET, a 100-percent leased, 215,000-square-foot biotechnology research and office facility located at University Park at MIT, one of the nation's largest biotechnology office parks. 40 Landsdowne Street is home to existing University Park at MIT biotechnology tenant Millennium Pharmaceuticals.


University Park at MIT includes more than 1.5 million square feet of biotechnology office/lab space, 277 residential units, 2,700 parking spaces, and a 210-room hotel and executive conference center. Forest City will start construction this year on two additional residential buildings, totaling 254 units, on the two remaining undeveloped parcels at this mixed-use project.

RICHMOND, VIRGINIA
Earlier this month, Forest City opened SHORT PUMP TOWN CENTER, a $185 million (which is the total cost of the project, which the Company has accounted for on the equity method - see attached Exhibit), 1.2-million-square-foot, open-air regional lifestyle center. Short Pump opened 90 percent leased and includes more than 120 stores and restaurants, 40 percent of which are new to the Richmond area. Short Pump is anchored by Nordstrom, Lord & Taylor (opening 2004), Hecht's, Dillard's and Dick's Sporting Goods.

The two-level center is a pedestrian-friendly retail and entertainment destination with canopied walkways, open courtyards, landscaped gardens, three fountains, a community meeting facility available to the public, and a food court. The western Richmond metropolitan area is a fast-growing residential market with some of the highest incomes in the region. The Company has already obtained a long-term, fixed-rate mortgage commitment for this project, which is expected to close in the third fiscal quarter of 2003.

During the second fiscal quarter of 2003, Forest City opened the CONSOLIDATED-CAROLINA loft-style apartment community at its RIVER LOFTS AT TOBACCO ROW redevelopment in Richmond, Virginia. The redeveloped Consolidated-Carolina features 158 new one- and two-bedroom loft apartments and represents the second phase of Forest City's redevelopment of Tobacco Row. Phase one of the development, the American Cigar Company building, was completed in 2000 with 171 units. American Cigar is 90 percent leased and Consolidated-Carolina, which has been open for four months, is currently 44 percent leased; testimony to this strong and growing market's receptivity to this unique restored historic landmark product.

River Lofts at Tobacco Row will continue to provide further growth opportunities for Forest City. The Company controls three more warehouse buildings and two development sites, which are expected to represent another 300 plus units upon completion. Each of these Tobacco Row projects will utilize federal and state historic tax credits and tax-exempt financing, which drives down the cost of capital and drives up equity returns.

DENVER - STAPLETON

During the first half of fiscal 2003, Forest City achieved significant milestones at STAPLETON, the redevelopment of Denver's former airport into one of the premier urban infill communities in the nation.

Stapleton continues to experience strong demand for single-family lots. As of the end of the second fiscal quarter, Forest City had sold 936 lots to homebuilders, who had sold 762 homes to homebuyers. More than 500 families are now living at Stapleton and by the end of the year, there are expected to be as many as 800 families living there.

Progress continues at EAST 29TH AVENUE TOWN CENTER, the first of several pedestrian-friendly town centers being built at Stapleton. A 58,000-square-foot grocery store opened in the town center in July, and another 16 national and local retailers are prepared to open beginning in the fall.

Stapleton's first residential neighborhood now includes a new Denver public schools campus, where school started on August 18. The campus features a traditional elementary school and an expeditionary learning school. Stapleton is also targeted to be the home of the Denver School of Science and Technology, a charter public high school that will provide specialized programming for young people who are preparing for careers in new technologies.

CALIFORNIA
California continues to be an important core market for Forest City. Projects under construction include SUBWAY TERMINAL and METROPOLITAN LOFTS in Los Angeles; VICTORIA GARDENS in Rancho Cucamonga; and 835 MARKET STREET in San Francisco.

During the second quarter, Forest City continued the redevelopment of the historic Subway Terminal in downtown Los Angeles. Forest City's plans for the historic preservation and adaptive re-use of the building include transforming the upper floors, formerly a 12-story office building, into 277 loft-style apartments. Metropolitan Lofts, also in Los Angeles, is an eight-story, 264-unit loft-style project under construction in the growing South Park neighborhood. Both of these projects will be financed with tax-exempt bonds, and Subway Terminal will benefit from the use of federal and state historic tax credits.

Victoria Gardens is a 1.3 million-square-foot, open-air retail and entertainment center currently under construction in Rancho Cucamonga, California. Like Short Pump, Victoria Gardens will meet consumer demand for an outdoor-oriented, multi-purpose retail, dining, entertainment and cultural venue. The anchor tenants will be Macy's, Robinson-May, JC Penney and the Rancho Cucamonga Cultural Arts Center.

All three projects - Subway Terminal, Met Lofts and Victoria Gardens - are due to open in fiscal 2004.

Forest City will start construction on 835 MARKET STREET in San Francisco in the third fiscal quarter of this year. 835 Market Street will inter-connect at five levels to the existing/neighboring San Francisco Centre. The combined project will feature the second-largest Bloomingdale's and Nordstrom department stores in the country, a state-of-the-art theater complex and more than 200 specialty stores. 835 Market Street is scheduled to open in 2006.

INVESTMENT STRATEGY
-------------------
The portfolio and development pipeline highlights described above reflect Forest City's consistent strategy of investment in core markets. The Company continues to identify opportunities where we can invest at returns greater than the cost of our capital. In the first half of fiscal 2003, eight properties were opened representing $277.4 million based on the full consolidation method of accounting and $291.7 million of cost at the Company's share (see attached Exhibit for a comparison of this non-GAAP measure to GAAP cost), with an expected stabilized weighted average cash on cost return of 10.9 percent. The Company calculates cash on cost return by dividing expected stabilized NOI by cost, for which there is no comparable GAAP financial measure. These returns, when combined with the Company's exceptional project financing expertise, allows it to generate significant spreads, resulting in growth in profitability and value from its portfolio.

While it is clear that the multifamily business is currently soft, the Company continues to profitably grow its residential portfolio. All of the residential opportunities described above have been financed with tax-exempt financing, and the adaptive re-use properties obtain historic tax credits to further lower the cost of capital, enabling Forest City to continue to generate attractive spreads. As described below, Forest City has procured financing for many of its new properties with long-term fixed-rate debt at attractive rates, further enhancing the investment spread.

FINANCING SUMMARY
-----------------
Forest City has been aggressively taking advantage of current interest rates and attractive debt markets for its project financings, with primary emphasis on fixed-rate nonrecourse mortgages. During the first half of fiscal 2003, Forest City closed on transactions totaling $474.5 million in nonrecourse mortgage financings, including $324.3 million in refinancings, $56.4 million in extensions, $2.3 million in acquisitions and $91.5 million for new development projects. Year-to-date, Forest City has closed, or committed to, 12 fixed-rate financings at a weighted average interest rate of 5.86 percent, demonstrating the Company's success at "locking-in" attractive rates.

At July 31, 2003, the Company's weighted average cost of mortgage debt decreased to 5.95 percent from 6.34 percent at July 31, 2002, primarily due to the general decrease in variable interest rates. Variable-rate mortgage debt, which represented 26 percent of the Company's total nonrecourse mortgage debt, decreased from 4.50 percent at July 31, 2002 to 3.51 percent at July 31, 2003. Fixed-rate mortgage debt decreased from 7.14 percent at July 31, 2002 to 6.82 percent at July 31, 2003.

OUTLOOK
-------
"We are on track to deliver our 24th consecutive year of EBDT growth," Ratner said. "At this time, it is clear to us that 2003 is, and will continue to be, a challenging year. Nonetheless, we are confident that our current portfolio, our new project openings and development pipeline will enable us to continue to grow shareholder value.

"Consistent with our strategic plan, we are operating with the highest level of liquidity in our history, and as a result, we are able to continue to invest in our properties and grow our business. At this time, we are comfortable with the consensus estimate range for fiscal 2003 EBDT per share of $4.05 to $4.15."

CORPORATE DESCRIPTION
---------------------
Forest City Enterprises, Inc. is a $5.3 billion NYSE-listed real estate company headquartered in Cleveland, Ohio. The Company is principally engaged in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States. The Company's portfolio includes interests in retail centers, apartment communities, office buildings and hotels in 21 states and the District of Columbia.

DEFINITION OF EBDT
------------------
The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its ongoing financial health. While property dispositions, acquisitions or other factors can impact net earnings in the short term, the Company believes EBDT is useful to investors because it gives a more consistent view of Forest City's overall financial performance from quarter to quarter and year to year. EBDT is similar to Funds From Operations
(FFO), a measure of performance used by publicly traded real estate investment trusts (REITs), but may not be directly comparable to similarly titled measures reported by other companies. Forest City encourages readers of its financial information to focus on EBDT, along with net earnings, to provide a complete and accurate picture of the Company's operating results.

EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Early extinguishment of debt is now reported in operating earnings instead of extraordinary items. However, early extinguishment of debt is excluded from EBDT through the year ended January 31, 2003. Beginning February 1, 2003, early extinguishment of debt is included in EBDT.

SAFE HARBOR LANGUAGE
--------------------
Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's target markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended January 31, 2003.

                                      # # #

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                  FOR THE PERIODS ENDED JULY 31, 2003 AND 2002
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                               THREE MONTHS ENDED
                                                                                   JULY 31,                INCREASE (DECREASE)
                                                                         ---------------------------     -----------------------
                                                                               2003          2002            AMOUNT    PERCENT
                                                                         ---------------------------     ------------

OPERATING RESULTS:
Earnings from continuing operations                                          $  6,603      $ 12,592         $ (5,989)
Discontinued operations, net of tax and minority interest (1)                       -            91              (91)
                                                                         ---------------------------     ------------
Net earnings                                                                 $  6,603      $ 12,683         $ (6,080)
                                                                         ===========================     ============

Earnings Before Depreciation, Amortization and  Deferred
  Taxes (EBDT) (2)                                                           $ 50,250      $ 43,597         $  6,653   15.3%
                                                                         ===========================     ============


RECONCILIATION OF NET EARNINGS TO EARNINGS BEFORE DEPRECIATION,
         AMORTIZATION AND DEFERRED TAXES (EBDT) (2):

  Net Earnings                                                               $  6,603      $ 12,683         $ (6,080)

  Depreciation and amortization - Real Estate Groups (5)                       32,704        28,518            4,186
  Depreciation and amortization - equity method investments (3)                   121           119                2

  Deferred income tax expense - Real Estate Groups (7)                          8,978         2,719            6,259
  Deferred income tax expense (benefit) on early extinguishment
    of debt (6) (7)                                                                 -             -                -

  Deferred income tax benefit - Non-Real Estate Groups: (7)
        Loss on disposition of other investments                                 (179)            -             (179)

  Current income tax expense on non-operating earnings: (7)
        Gain on disposition of other investments                                    -             -                -
        Gain on disposition included in discontinued operations                     -             -                -

 Straight-line rent adjustment (4)                                               (827)         (442)            (385)

 Provision for decline in real estate, net of minority interest                 2,397             -            2,397

 Loss on disposition of other investments                                         453             -              453

  Discontinued operations: (1)
        Gain on disposition of operating properties                                 -             -                -
        Minority interest                                                           -             -                -

  Loss on early extinguishment of debt, net of tax (6)                              -             -                -
                                                                         ---------------------------     ------------
Earnings Before Depreciation, Amortization and  Deferred
  Taxes (EBDT) (2)                                                           $ 50,250      $ 43,597         $  6,653   15.3%
                                                                         ===========================     ============

DILUTED EARNINGS PER COMMON SHARE:

Earnings from continuing operations                                            $ 0.13        $ 0.25          $ (0.12)
Discontinued operations, net of tax and minority interest (1)                       -             -                -
                                                                         ---------------------------     ------------
Net earnings                                                                   $ 0.13        $ 0.25          $ (0.12)
                                                                         ===========================     ============
Earnings Before Depreciation, Amortization and Deferred
  Taxes (EBDT) (2)                                                             $ 0.99        $ 0.87           $ 0.12   13.8%
                                                                         ===========================     ============

Operating earnings, net of tax                                                 $ 0.26        $ 0.29          $ (0.03)

Provision for decline in real estate, net of tax                                (0.03)            -            (0.03)

Loss on disposition of other investments, net of tax                            (0.01)            -            (0.01)

Minority interest                                                               (0.09)        (0.04)           (0.05)
                                                                         ---------------------------     ------------
Net earnings                                                                   $ 0.13        $ 0.25          $ (0.12)
                                                                         ===========================     ============

Weighted average diluted shares outstanding                                50,565,353    50,219,445          345,908
                                                                         ===========================     ============




                                                                               SIX MONTHS ENDED
                                                                                    JULY 31,                 INCREASE (DECREASE)
                                                                         ----------------------------     ------------------------
                                                                             2003             2002           AMOUNT      PERCENT
                                                                         ----------------------------     -----------

OPERATING RESULTS:

Earnings from continuing operations                                       $  21,414         $ 21,802        $   (388)
Discontinued operations, net of tax and minority interest (1)                   (19)           1,017          (1,036)
                                                                         ----------------------------     -----------
Net earnings                                                              $  21,395         $ 22,819        $ (1,424)
                                                                         ============================     ===========

Earnings Before Depreciation, Amortization and  Deferred
  Taxes (EBDT) (2)                                                        $ 101,685         $ 83,473        $ 18,212     21.8%
                                                                         ============================     ===========


RECONCILIATION OF NET EARNINGS TO EARNINGS BEFORE DEPRECIATION,
         AMORTIZATION AND DEFERRED TAXES (EBDT) (2):

  Net Earnings                                                            $  21,395         $ 22,819        $ (1,424)

  Depreciation and amortization - Real Estate Groups (5)                     63,992           56,013           7,979
  Depreciation and amortization - equity method investments (3)                 247              238               9

  Deferred income tax expense - Real Estate Groups (7)                       14,283            2,518          11,765
  Deferred income tax expense (benefit) on early extinguishment
    of debt (6) (7)                                                               -              150            (150)

  Deferred income tax benefit - Non-Real Estate Groups: (7)
        Loss on disposition of other investments                               (179)             (46)           (133)

  Current income tax expense on non-operating earnings: (7)
        Gain on disposition of other investments                                  9                -               9
        Gain on disposition included in discontinued operations               1,729            2,566            (837)

 Straight-line rent adjustment (4)                                           (2,531)          (1,131)         (1,400)

 Provision for decline in real estate, net of minority interest               2,397                -           2,397

 Loss on disposition of other investments                                       431              116             315

  Discontinued operations: (1)
        Gain on disposition of operating properties                            (411)               -            (411)
        Minority interest                                                       323                -             323

  Loss on early extinguishment of debt, net of tax (6)                            -              230            (230)
                                                                         ----------------------------     -----------

Earnings Before Depreciation, Amortization and  Deferred
  Taxes (EBDT) (2)                                                        $ 101,685         $ 83,473        $ 18,212     21.8%
                                                                         ============================     ===========

DILUTED EARNINGS PER COMMON SHARE:

Earnings from continuing operations                                          $ 0.42           $ 0.43         $ (0.01)
Discontinued operations, net of tax and minority interest (1)                     -             0.02           (0.02)
                                                                         ----------------------------     -----------
Net earnings                                                                 $ 0.42           $ 0.45         $ (0.03)
                                                                         ============================     ===========
Earnings Before Depreciation, Amortization and Deferred
  Taxes (EBDT) (2)                                                           $ 2.02           $ 1.66          $ 0.36     21.7%
                                                                         ============================     ===========

Operating earnings, net of tax                                               $ 0.60           $ 0.48          $ 0.12

Provision for decline in real estate, net of tax                              (0.03)               -           (0.03)

Loss on disposition of other investments, net of tax                              -                -               -

Minority interest                                                             (0.15)           (0.03)          (0.12)
                                                                         ----------------------------     -----------
Net earnings                                                                 $ 0.42           $ 0.45         $ (0.03)
                                                                         ============================     ===========

Weighted average diluted shares outstanding                              50,407,754       50,210,009         197,745
                                                                         ============================     ===========


                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                  FOR THE PERIODS ENDED JULY 31, 2003 AND 2002
                                 (IN THOUSANDS)



                                                                             THREE MONTHS ENDED
                                                                                  JULY 31,                 INCREASE (DECREASE)
                                                                      ------------------------------    --------------------------
                                                                           2003              2002             AMOUNT     PERCENT
                                                                      ------------------------------    --------------
Operating Earnings and Reconciliation to Net Earnings:
Revenues
  Commercial Group                                                      $ 160,416         $ 146,132         $  14,284
  Residential Group                                                        48,464            38,613             9,851
  Land Development Group                                                   16,060            28,667           (12,607)
  Lumber Trading Group                                                     26,980            23,337             3,643
  Corporate Activities                                                        172               219               (47)
                                                                      ------------------------------    --------------
       Total Revenues                                                     252,092           236,968            15,124    6.4%

Operating expenses                                                       (142,445)         (142,023)             (422)

Interest expense (6)                                                      (47,740)          (45,382)           (2,358)
Loss from early extinguishment of debt                                    (10,718)                -           (10,718)
Depreciation and amortization (5)                                         (30,941)          (27,740)           (3,201)
Revenues from discontinued operations (1)                                       -             2,937            (2,937)
Expenses from discontinued operations (1)                                       -            (3,009)            3,009
                                                                      ------------------------------    --------------

Operating earnings                                                         20,248            21,751            (1,503)
                                                                      ------------------------------    --------------


Income tax expense (7)                                                     (5,905)           (7,022)            1,117
Income tax benefit from discontinued operations (1)                             -                73               (73)
Income tax expense (benefit) on non-operating earnings
  items (see below)                                                        (1,127)                -            (1,127)
                                                                      ------------------------------    --------------

Operating earnings, net of tax                                             13,216            14,802            (1,586)
                                                                      ------------------------------    --------------

Provision for decline in real estate                                       (2,728)                -            (2,728)

Loss on disposition of other investments                                     (453)                -              (453)
Gain on disposition of operating properties included in
  discontinued operations (1)                                                   -                 -                 -

Income tax (expense) benefit on non-operating earnings: (7)
     Provision for decline in real estate, net of minority interest           948                 -               948
     Loss on disposition of other investments                                 179                 -               179
     Gain on disposition of operating properties included in
       discontinued operations                                                  -                 -                 -
                                                                      ------------------------------    --------------
Income tax (expense) benefit on non-operating earnings (see above)          1,127                 -             1,127
                                                                      ------------------------------    --------------

Minority interest in continuing operations                                 (4,559)           (2,209)           (2,350)

Minority interest in discontinued operations: (1)
     Operating earnings                                                         -                90               (90)
     Gain on disposition                                                        -                 -                 -
                                                                      ------------------------------    --------------
                                                                                -                90               (90)
                                                                      ------------------------------    --------------
Minority interest                                                          (4,559)           (2,119)           (2,440)
                                                                      ------------------------------    --------------

Net earnings                                                            $   6,603         $  12,683         $  (6,080)
                                                                      ==============================    ==============



                                                                               SIX MONTHS ENDED
                                                                                   JULY 31,                 INCREASE (DECREASE)
                                                                      -------------------------------   ---------------------------
                                                                            2003              2002              AMOUNT     PERCENT
                                                                      -------------------------------   ----------------
Operating Earnings and Reconciliation to Net Earnings:
Revenues
  Commercial Group                                                       $ 323,830         $ 277,930          $  45,900
  Residential Group                                                         95,393            76,308             19,085
  Land Development Group                                                    29,589            44,032            (14,443)
  Lumber Trading Group                                                      46,881            49,600             (2,719)
  Corporate Activities                                                         300               469               (169)
                                                                      -------------------------------   ----------------
       Total Revenues                                                      495,993           448,339             47,654    10.6%

Operating expenses                                                        (284,972)         (267,975)           (16,997)

Interest expense (6)                                                       (92,392)          (88,135)            (4,257)
Loss from early extinguishment of debt                                     (10,718)             (380)           (10,338)
Depreciation and amortization (5)                                          (60,758)          (54,368)            (6,390)
Revenues from discontinued operations (1)                                    1,289             6,497             (5,208)
Expenses from discontinued operations (1)                                   (1,513)           (5,797)             4,284
                                                                      -------------------------------   ----------------

Operating earnings                                                          46,929            38,181              8,748
                                                                      -------------------------------   ----------------

Income tax expense (7)                                                     (15,481)          (13,709)            (1,772)
Income tax benefit from discontinued operations (1)                             12               165               (153)
Income tax expense (benefit) on non-operating earnings
  items (see below)                                                         (1,083)              (46)            (1,037)
                                                                      -------------------------------   ----------------

Operating earnings, net of tax                                              30,377            24,591              5,786
                                                                      -------------------------------   ----------------

Provision for decline in real estate                                        (2,728)                -             (2,728)

Loss on disposition of other investments                                      (431)             (116)              (315)
Gain on disposition of operating properties included in
  discontinued operations (1)                                                  411                 -                411

Income tax (expense) benefit on non-operating earnings: (7)
     Provision for decline in real estate, net of minority interest            948                 -                948
     Loss on disposition of other investments                                  170                46                124
     Gain on disposition of operating properties included in
       discontinued operations                                                 (35)                -                (35)
                                                                      -------------------------------   ----------------
Income tax (expense) benefit on non-operating earnings (see above)           1,083                46              1,037
                                                                      -------------------------------   ----------------

Minority interest in continuing operations                                  (7,099)           (1,854)            (5,245)

Minority interest in discontinued operations: (1)
     Operating earnings                                                        105               152                (47)
     Gain on disposition                                                      (323)                -               (323)
                                                                      -------------------------------   ----------------
                                                                              (218)              152               (370)
                                                                      -------------------------------   ----------------
Minority interest                                                           (7,317)           (1,702)            (5,615)
                                                                      -------------------------------   ----------------

Net earnings                                                             $  21,395         $  22,819          $  (1,424)
                                                                      ===============================   ================

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                  FOR THE PERIODS ENDED JULY 31, 2003 AND 2002
                                 (IN THOUSANDS)

1) The Company adopted the provisions of Statement of Financial Accounting Standard (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective February 1, 2002. Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method;
          iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Early extinguishment of debt is now reported in operating earnings. However, early extinguishment of debt is excluded from EBDT through the year ended January 31, 2003. Beginning February 1, 2003, early extinguishment of debt will be included in EBDT.

3) Amount represents depreciation expense for certain syndicated properties accounted for on the equity method of accounting under both full consolidation and pro-rata consolidation. See Note E - Investments In and Advances to Affiliates for further discussion of these syndicated properties on Form 10-K for the year ended January 31, 2003.

4) Effective for the year ended January 31, 2001, the Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

5) The following table provides detail of Depreciation and Amortization. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

                                                                 Three Months Ended July 31,           Six Months Ended July 31,
                                                              ----------------------------------   --------------------------------
                                                                   2003               2002            2003               2002
                                                              ----------------------------------   --------------------------------

          Full Consolidation                                     $ 30,941           $ 27,740         $ 60,758          $ 54,368
          Non-Real Estate Groups                                     (993)            (1,055)          (1,921)           (2,109)
                                                              ----------------------------------   --------------------------------
          Real Estate Groups Full Consolidation                    29,948             26,685           58,837            52,259
          Real Estate Groups related to minority interest          (4,749)            (4,594)          (9,138)           (8,935)
          Real Estate Groups equity method                          7,505              6,099           14,236            12,034
          Discontinued operations                                       -                328               57               655
                                                              ----------------------------------   --------------------------------
          Real Estate Groups Pro-Rata Consolidation              $ 32,704           $ 28,518         $ 63,992          $ 56,013
                                                              ==================================   ================================

6) The Company has adopted the provisions of Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13 on Technical Corrections" (SFAS No.
          145) which requires gains or losses from early extinguishment of debt to be classified in operating earnings. The Company previously reported gains or losses from early extinguishment of debt as extraordinary item, net of tax, in its Consolidated Statements of Earnings as follows:


          Loss on early extinguishment of debt
             reclassified to continuing operations               $      -           $      -         $      -         $   (380)
          Deferred income tax benefit                                   -                  -                -             (150)
                                                              ----------------------------------   --------------------------------
          Loss on early extinguishment of debt, net of tax       $      -           $      -         $      -         $   (230)
                                                              ==================================   ================================

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                  FOR THE PERIODS ENDED JULY 31, 2003 AND 2002
                                 (IN THOUSANDS)


                                                                     Three Months Ended July 31,      Six Months Ended July 31,
                                                                   ------------------------------  -------------------------------
                                                                        2003         2002                2003          2002
                                                                   ------------------------------  -------------------------------
7) The following table provides detail of Income Tax Expense
   (Benefit):
        (A) Continuing operations
              Current                                                  $ 1,140      $ 3,877             $ 3,953       $ 8,388
              Deferred                                                   5,892        3,145              12,646         5,517
                                                                   ------------------------------  -------------------------------
                                                                         7,032        7,022              16,599        13,905
                                                                   ------------------------------  -------------------------------

        (B) Provision for decline in real estate
              Current                                                        -            -                   -             -
              Deferred                                                    (948)           -                (948)            -
                                                                   ------------------------------  -------------------------------
                                                                          (948)           -                (948)            -
                                                                   ------------------------------  -------------------------------
        (C) Loss on disposition of  other investments
              Current                                                        -            -                   9             -
              Deferred - Non-Real Estate Groups                           (179)           -                (179)          (46)
                                                                   ------------------------------  -------------------------------
                                                                          (179)           -                (170)          (46)
                                                                   ------------------------------  -------------------------------

        (D) Deferred taxes on early extinguishment of debt                   -            -                   -          (150)
                                                                   ------------------------------  -------------------------------

            Subtotal (A) (B) (C) (D)
              Current                                                    1,140        3,877               3,962         8,388
              Deferred                                                   4,765        3,145              11,519         5,321
                                                                   ------------------------------  -------------------------------
              Income tax expense                                         5,905        7,022              15,481        13,709
                                                                   ------------------------------  -------------------------------

        (E) Discontinued operations
              Operating earnings
              Current                                                        -          (92)                (97)         (203)
              Deferred                                                       -           19                  50            38
                                                                   ------------------------------  -------------------------------
                                                                             -          (73)                (47)         (165)
            Gain (loss) on disposition of operating properties
              Current                                                        -            -               1,729         2,566
              Deferred                                                       -            -              (1,694)       (2,566)
                                                                   ------------------------------  -------------------------------
                                                                             -            -                  35             -
                                                                   ------------------------------  -------------------------------
                                                                             -          (73)                (12)         (165)
                                                                   ------------------------------  -------------------------------

            Grand Total (A) (B) (C) (D) (E)
              Current                                                    1,140        3,785               5,594        10,751
              Deferred                                                   4,765        3,164               9,875         2,793
                                                                   ------------------------------  -------------------------------
                                                                       $ 5,905      $ 6,949            $ 15,469      $ 13,544
                                                                   ==============================  ===============================
            Recap of Grand Total:
             Real Estate Groups
              Current                                                    3,233        5,444              10,120        13,670
              Deferred                                                   8,978        2,719              14,283         2,518
                                                                   ------------------------------  -------------------------------
                                                                        12,211        8,163              24,403        16,188
             Non-Real Estate Groups
              Current                                                   (2,093)      (1,659)             (4,526)       (2,919)
              Deferred                                                  (4,213)         445              (4,408)          275
                                                                   ------------------------------  -------------------------------
                                                                        (6,306)      (1,214)             (8,934)       (2,644)
                                                                   ------------------------------  -------------------------------
             Grand Total                                               $ 5,905      $ 6,949            $ 15,469      $ 13,544
                                                                   ==============================  ===============================


                          EXHIBITS TO EARNINGS RELEASE


            - Development Pipeline
            - Net Operating Income
            - Reconciliation of Net Operating Income to Net Earnings

DEVELOPMENT PIPELINE                        [FORESTCITY ENTERPRISES, INC. LOGO]
--------------------------------------------------------------------------------


2002 OPENINGS / ACQUISITIONS (24)

                                                                Date            Cost at Full               Cost at FCE    Sq. ft./
                                                      Dev.(D)  Opened/          Consolidation  Total Cost Economic Share   No. of
Property                           Location           Acq.(A) Acquired   FCE %   (GAAP) (a)     at 100%   (Non-GAAP) (b)   Units
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  (in millions)
                                                                                ---------------------------------------
Retail Centers:
Station Square - Bessemer Court    Pittsburgh, PA       D     Q2-02     100.0     $  13.8      $  13.8       $  13.8         52,000
Quebec Square                      Denver, CO           D     Q2-02      90.0        26.7         26.7          24.0        691,000
Promenade in Temecula Expansion    Temecula, CA         D     Q3-02      75.0        19.2         19.2          14.4        249,000
Woodbridge Crossing                Woodbridge, NJ       D     Q3-02      70.0        19.9         19.9          13.9        284,000
Harlem Center                      Manhattan, NY        D     Q3-02      52.5        35.2         35.2          18.5        126,000
Market at Tobacco Row              Richmond, VA         D     Q3-02     100.0         6.7          6.7           6.7         43,000
Galleria at Sunset Expansion(c)    Henderson, NV        D     Q3-02      60.0         0.0         17.1          10.3        121,000
                                                                                ---------------------------------------------------
                                                                                    121.5        138.6         101.6      1,566,000
                                                                                -------------------------------------==============
Office:
88 Sidney St.                      Cambridge, MA        D     Q2-02     100.0        46.6         46.6          46.6        145,000
35 Landsdowne St.                  Cambridge, MA        D     Q2-02     100.0        55.4         55.4          55.4        202,000
                                                                                ---------------------------------------------------
                                                                                    102.0        102.0         102.0        347,000
                                                                                -------------------------------------==============
Residential:
Westwood Reserve(c)                Tampa, FL            A     Q1-02      50.0         0.0         23.4          11.7            340
Chancellor Park(d)                 Philadelphia, PA     A     Q1-02     100.0        28.5         28.5          28.5            135
Heritage                           San Diego, CA        D     Q1-02     100.0        51.8         51.8          51.8            230
Residences at University Park(c)   Cambridge, MA        D     Q1-02     100.0         0.0         40.1          40.1            135
The Landings of Brentwood          Nashville, TN        A     Q2-02     100.0        47.2         47.2          47.2            724
FAH Acquisitions(7)                Various              A    Q2/Q3-02  Various       34.5         52.5          39.3          1,415
Southfield                         White Marsh, MD      A     Q4-02     100.0        23.6         23.6          23.6            212
Eaton Ridge(c)(e)(f)               Sagamore Hills, OH   D    2002-04     50.0         0.0         18.2           9.1            260
Newport Landing(c)(e)(f)           Coventry, OH         D    2002-05     50.0         0.0         18.9           9.5            336
                                                                                ---------------------------------------------------
                                                                                    185.6        304.2         260.8          3,787
                                                                                -------------------------------------==============
Total 2002 Openings / Acquisitions(b)(g)                                          $ 409.1      $ 544.8       $ 464.4
                                                                                =====================================

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Opened in
Residential Units Phased-In(c)(e):                                                                                       2002/Total
Arbor Glen                         Twinsburg, OH        D    2001-06     50.0     $   0.0      $  20.0       $  10.0          0/288
Parkwood Village                   Brunswick, OH        D    2001-02     50.0         0.0         11.2           5.6        108/204
Settler's Landing at Greentree     Streetsboro, OH      D    2001-05     50.0         0.0         27.7          13.9        122/408
                                                                                ---------------------------------------------------
Total 2002 Openings / Acquisitions(b)(h)                                          $   0.0      $  58.9       $  29.5        230/900
                                                                                ===================================================

-----------------------------------------------------------------------------------------------------------------------------------

See attached footnotes.

DEVELOPMENT PIPELINE                        [FORESTCITY ENTERPRISES, INC. LOGO]
--------------------------------------------------------------------------------

JULY 31, 2003
2003 Openings / Acquisitions (8)                              Date           Cost at Full                Cost at FCE       Sq. ft./
                                                  Dev. (D)  Opened /        Consolidation  Total Cost   Economic Share      No. of
Property                           Location       Acq. (A)  Acquired  FCE %   (GAAP) (a)     at 100%    (Non-GAAP) (b)      Units
----------------------------------------------------------------------------------------------------------------------------------
                                                                                       (in millions)
                                                                           -------------------------------------
Office:
Nine MetroTech Center South        Brooklyn, NY        D     Q2-03   75.0      $ 176.9    $ 176.9       $ 132.7           653,000
40 Landsdowne Street               Cambridge, MA       D     Q2-03  100.0         62.4       62.4          62.4           215,000
                                                                           -------------------------------------------------------
                                                                                 239.3      239.3         195.1           868,000
                                                                           -------------------------------------==================

Residential:
Plymouth Square (FAH)              Detroit, MI         A     Q1-03  100.0         10.5       10.5          10.5               280
Parmatown Woods (FAH)              Parma Hts., OH      A     Q1-03  100.0          4.3        4.3           4.3               201
Worth Street (c)                   Manhattan, NY       D     Q1-03   35.0          0.0      116.6          40.8               329
Colonial Grand (c)                 Tampa, FL           A     Q1-03   50.0          0.0       14.0           7.0               176
Colony Place (c)                   Fort Myers, FL      A     Q1-03   50.0          0.0       21.4          10.7               300
Consolidated Carolina              Richmond, VA        D     Q2-03  100.0         23.3       23.3          23.3               158
                                                                           -------------------------------------------------------
                                                                                  38.1      190.1          96.6             1,444
                                                                           -------------------------------------==================
Total 2003 Openings / Acquisitions (b) (i)                                     $ 277.4    $ 429.4       $ 291.7
                                                                           =====================================

----------------------------------------------------------------------------------------------------------------------------------
Residential Units Phased-In (c) (e):                                                                            Opened in '03/Total
                                                                                                                -------------------
Settler's Landing at Greentree     Streetsboro, OH     D     2001-05 50.0        $ 0.0     $ 27.8        $ 13.9          56 / 408
Arbor Glen                         Twinsburg, OH       D     2001-06 50.0          0.0       20.0          10.0          48 / 288
Eaton Ridge                        Sagamore Hills, OH  D     2002-04 50.0          0.0       18.2           9.1          12 / 260
Newport Landing                    Coventry, OH        D     2002-05 50.0          0.0       18.0           9.0          48 / 336
                                                                           -------------------------------------------------------
Total (b) (j)                                                                    $ 0.0     $ 84.0        $ 42.0        164 / 1,292
                                                                           =======================================================

----------------------------------------------------------------------------------------------------------------------------------

See attached footnotes.

DEVELOPMENT PIPELINE                        [FORESTCITY ENTERPRISES, INC. LOGO]
--------------------------------------------------------------------------------


JULY 31, 2003
2003 Under Construction (11)                                                      Cost at Full               Cost at FCE
                                                             Anticipated          Consolidation Total Cost  Economic Share
       Property                       Location                 Opening    FCE %    (GAAP) (a)     at 100%   (Non-GAAP) (b)
--------------------------------------------------------------------------------------------------------------------------
                                                                                               (in millions)
                                                                                ------------------------------------------
Retail Centers:
Short Pump Town Center (c)            Richmond, VA             Q3-03      50.0  $    0.0        $ 185.4        $ 92.7
Brooklyn Commons                      Brooklyn, NY             Q4-03      70.0       20.1          20.1          14.1
Atlantic Terminal                     Brooklyn, NY             Q1-04      70.0       84.9          84.9          59.4
Victoria Gardens                      Rancho Cucamonga, CA     Q3-04      80.0      190.5         190.5         152.4
                                                                                ------------------------------------------
                                                                                    295.5         480.9         318.6
                                                                                ------------------------------------------
Office:
Harlem Center Office                  Manhattan, NY            Q1-04      52.5       36.8          36.8          19.3
Atlantic Terminal Office              Brooklyn, NY             Q2-04      70.0      107.0         107.0          74.9
Twelve MetroTech Center               Brooklyn, NY             Q2-05      80.0       43.5          43.5          34.8
                                                                                ------------------------------------------
                                                                                    187.3         187.3         129.0
                                                                                ------------------------------------------
Residential:
East 29th Avenue Town Center          Denver, CO               Q4-03      90.0       45.6          45.6          41.0
Stone Gate at Bellefair (c) (d)       Ryebrook, NY             Q1-04      40.0        0.0          58.0          23.2
Emerald Palms II                      Miami, FL                Q2-04     100.0        8.9           8.9           8.9
Metropolitan Lofts (c)                Los Angeles, CA          Q4-04      50.0        0.0          57.8          28.9
                                                                                ------------------------------------------
                                                                                     54.5         170.3         102.0
                                                                                ------------------------------------------
Total 2003 Under Construction (b) (m)                                             $ 537.3       $ 838.5       $ 549.6
                                                                                ==========================================

--------------------------------------------------------------------------------------------------------------------------

Residential phased-in units under construction (c) (e):

Settler's Landing at Greentree        Streetsboro, OH         2001-05     50.0  $     0.0        $ 27.8        $ 13.9
Arbor Glen                            Twinsburg, OH           2001-06     50.0        0.0          20.0          10.0
Eaton Ridge                           Sagamore Hills, OH      2002-04     50.0        0.0          18.2           9.1
Newport Landing                       Coventry, OH            2002-05     50.0        0.0          18.0           9.0
                                                                                ------------------------------------------
Total (b) (j)                                                                   $     0.0        $ 84.0        $ 42.0


--------------------------------------------------------------------------------------------------------------------------


JULY 31, 2003
2003 Under Construction (11)                                         Sq. ft./     Pre-
                                                                      No. of      Leased
       Property                                                       Units     (Wtd. Avg.)
-------------------------------------------------------------------------------------------


Retail Centers:
Short Pump Town Center (c)                                          1,161,000      90%
Brooklyn Commons                                                      151,000     100%
Atlantic Terminal                                                     373,000      83%
Victoria Gardens                                                    1,355,000      49%
                                                                --------------
                                                                    3,040,000      75%
                                                                ==============
Office:
Harlem Center Office                                                  146,000     100%
Atlantic Terminal Office                                              399,000      80%
Twelve MetroTech Center                                               177,000 (k)   0%
                                                                --------------
                                                                      722,000      65%
                                                                ==============
Residential:
East 29th Avenue Town Center                                              144 (l)
Stone Gate at Bellefair (c) (d)                                           166
Emerald Palms II                                                           86
Metropolitan Lofts (c)                                                    264
                                                                --------------
                                                                          660
                                                                ==============
Total 2003 Under Construction (b) (m)


------------------------------------------------------------------------------

Residential phased-in units under construction (c) (e):  Under Const./  Total
                                                         ---------------------
Settler's Landing at Greentree                                      128 / 408
Arbor Glen                                                          144 / 288
Eaton Ridge                                                         132 / 260
Newport Landing                                                     168 / 336
                                                         ---------------------
Total (b) (j)                                                     572 / 1,292
                                                         =====================

------------------------------------------------------------------------------


See attached footnotes.

DEVELOPMENT PIPELINE                        [FORESTCITY ENTERPRISES, INC. LOGO]
--------------------------------------------------------------------------------


FOOTNOTES
---------

     (a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if deemed under the Company's control or on the equity method of accounting if the Company is deemed to not have control.
     (b) Cost at FCE Economic Share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a Non-GAAP measure). The Company presents certain financial amounts under the pro-rata consolidation method as management believes that this method more accurately reflects the manner in which the Company operates its business, and is therefore, more meaningful to investors. The Company publicly discloses and discusses its performance using this method of consolidation to compliment its GAAP disclosures.
     (c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is deemed to not have control.
     (d)  Supported-living property.
     (e)  Phased-in openings. Costs are representative of the total project.
     (f) Of the total units shown, 116 and 120 units were opened in 2002 for Eaton Ridge and Newport Landing, respectively.
     (g) The difference between the full consolidation amount (GAAP) of $409.1 million of cost to Forest City's economic share (a non-GAAP measure) of $464.4 million of cost consists of a reduction to full consolidation for minority interest of $30.6 million of cost and the addition of Forest City's share of cost for unconsolidated investments of $85.9 million.
     (h) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to Forest City's economic share (a non-GAAP measure) of $29.5 million of cost consists of Forest City's share of cost for unconsolidated investments of $29.5 million.
     (i) The difference between the full consolidation amount (GAAP) of $277.4 million of cost to Forest City's economic share (a non-GAAP measure) of $291.7 million of cost consists of a reduction to full consolidation for minority interest of $44.2 million of cost and the addition of Forest City's share of cost for unconsolidated investments of $58.5 million.
     (j) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to Forest City's economic share (a non-GAAP measure) of $42.0 million of cost consists of Forest City's share of cost for unconsolidated investments of $42.0 million.
     (k) Represents the Company's portion of this 1.1 million square-foot office condominium.
     (l) Project also includes 145,000 total square feet (54,000 sq ft owned/managed by FCE) of retail and 40,000 square feet of office space.
     (m) The difference between the full consolidation amount (GAAP) of $537.3 million of cost to Forest City's economic share (a non-GAAP measure) of $549.6 million of cost consists of a reduction to full consolidation for minority interest of $132.5 million of cost and the addition of Forest City's share of cost for unconsolidated investments of $144.8 million.

                                                             NET OPERATING INCOME (In Thousands)
                             ----------------------------------------------------------------------------------------------------
                                            Six Months Ended July 31, 2003                    Six Months Ended July 31, 2002
                             ------------------------------------------------------------ ---------------------------------------
                                                       Plus                                                             Plus
                                                     Unconsol-       Plus                                            Unconsol-
                               Full        Less       idated       Discont-    Pro-Rata      Full        Less         idated
                              Consol-    Minority   Investments     inued       Consol-     Consol-    Minority     Investments
                              idation    Interest   at Pro-Rata   Operations    idation     idation    Interest     at Pro-Rata
                             ------------------------------------------------------------ ---------------------------------------
COMMERCIAL GROUP
  RETAIL
    Comparable                54,648        8,425      10,658           -       56,881       53,988        7,997       9,693
----------------------------------------------------------------------------------------- ---------------------------------------
    Total                     65,820       11,709      10,658           -       64,769       57,781        9,137       9,693
  OFFICE BUILDINGS
    Comparable                60,025       10,859       2,191           -       51,357       59,987       10,708       2,231
----------------------------------------------------------------------------------------- ---------------------------------------
    Total                     76,319       13,684       2,191           -       64,826       67,176       13,321       2,231
  HOTELS
    Comparable                 4,873          427       1,275           -        5,721        8,577        1,273       1,302
----------------------------------------------------------------------------------------- ---------------------------------------
    Total                     12,701        4,033       1,275           -        9,943       11,775        2,582       1,302
  OTHER                        6,385          550       2,108           -        7,943       (2,338)         469          68
TOTAL COMMERCIAL GROUP
    Comparable               119,546       19,711      14,124           -      113,959      122,552       19,978      13,226
----------------------------------------------------------------------------------------- ---------------------------------------
    Total                    161,225       29,976      16,232           -      147,481      134,394       25,509      13,294
RESIDENTIAL GROUP
    Comparable                41,914          265       7,943           -       49,592       44,725          274       7,925
----------------------------------------------------------------------------------------- ---------------------------------------
    Total                     55,805          886      11,726         (62)      66,583       43,758          501       9,142
TOTAL REAL ESTATE GROUPS
    Comparable               161,460       19,976      22,067           -      163,551      167,277       20,252      21,151
----------------------------------------------------------------------------------------- ---------------------------------------
    Total                    217,030       30,862      27,958         (62)     214,064      178,152       26,010      22,436

LAND DEVELOPMENT GROUP        14,402        1,118         501           -       13,785       19,425        1,224       1,100

LUMBER TRADING GROUP           1,998            -           -           -        1,998        1,476            -           -

CORPORATE GROUP              (12,378)           -           -           -      (12,378)      (9,630)           -           -
----------------------------------------------------------------------------------------- ---------------------------------------
GRAND TOTAL                  221,052       31,980      28,459         (62)     217,469      189,423       27,234      23,536
========================================================================================= =======================================

                                    NET OPERATING INCOME (In Thousands)
                             -----------------------------------------------
                                    Six Months
                                Ended July 31, 2002          % Change
                             ------------------------ ----------------------
                                Plus        Plus
                              Discont-    Pro-Rata      Full      Pro-Rata
                               inued       Consol-     Consol-    Consol-
                             Operations    idation     idation    idation
                             ------------------------ ----------------------
COMMERCIAL GROUP
  RETAIL
    Comparable                      -      55,684        1.2%      2.1%
-----------------------------------------------------
    Total                       1,943      60,280
  OFFICE BUILDINGS
    Comparable                      -      51,510        0.1%     (0.3%)
-----------------------------------------------------
    Total                           -      56,086
  HOTELS
    Comparable                      -       8,606      (43.2%)   (33.5%)
-----------------------------------------------------
    Total                           -      10,495
  OTHER                             -      (2,739)
TOTAL COMMERCIAL GROUP
    Comparable                      -     115,800       (2.5%)    (1.6%)
-----------------------------------------------------
    Total                       1,943     124,122
RESIDENTIAL GROUP
    Comparable                      -      52,376       (6.3%)    (5.3%)
-----------------------------------------------------
    Total                         359      52,758
TOTAL REAL ESTATE GROUPS
    Comparable                      -     168,176       (3.5%)    (2.8%)
-----------------------------------------------------
    Total                       2,302     176,880

LAND DEVELOPMENT GROUP              -      19,301

LUMBER TRADING GROUP                -       1,476

CORPORATE GROUP                     -      (9,630)
-----------------------------------------------------
GRAND TOTAL                     2,302     188,027
=====================================================

RECONCILIATION OF NET OPERATING INCOME TO NET EARNINGS:

                                                                                       SIX MONTHS ENDED JULY 31, 2003
                                                                        -----------------------------------------------------------

                                                                                                    PLUS
                                                                                                  UNCONSOL-       PLUS
                                                                           FULL        LESS        IDATED       DISCONT-  PRO-RATA
                                                                          CONSOL-    MINORITY    INVESTMENTS     INUED     CONSOL-
                                                                         IDATION     INTEREST    AT PRO-RATA   OPERATIONS  IDATION
                                                                        -----------------------------------------------------------

Revenues                                                                $ 495,993    $ 77,019     $ 112,685      $ 687    $ 532,346
Exclude straight-line rent adjustment (1)                                  (4,782)          -             -          -       (4,782)
Add back equity method depreciation expense (see below)                    14,483           -       (14,236)         -          247
                                                                        -----------------------------------------------------------
ADJUSTED REVENUES                                                         505,694      77,019        98,449        687      527,811

Operating expenses                                                        284,972      45,039        69,910        749      310,592
Add back depreciation and amortization for non-Real Estate Groups (a)       1,921           -            80          -        2,001
Exclude straight-line rent adjustment (2)                                  (2,251)          -             -          -       (2,251)
                                                                        -----------------------------------------------------------
ADJUSTED OPERATING EXPENSES                                               284,642      45,039        69,990        749      310,342
                                                                        -----------------------------------------------------------
Net operating income                                                      221,052      31,980        28,459        (62)     217,469

Interest expense                                                          (92,392)    (15,510)      (28,459)         -     (105,341)

Loss (gain) on early extinguishment of debt                               (10,718)         98             -          -      (10,816)

Provision for decline in real estate                                       (2,728)       (331)            -          -       (2,397)

Depreciation and amortization (a)                                         (58,837)     (9,138)      (14,236)       (57)     (63,992)

Straight-line rent adjustment (1) + (2)                                     2,531           -             -          -        2,531

Equity method depreciation expense (see above)                            (14,483)          -        14,236          -         (247)

(Loss) gain on disposition of other investments                              (431)          -             -         88         (343)
                                                                        -----------------------------------------------------------
EARNINGS BEFORE INCOME TAXES                                               43,994       7,099             -        (31)      36,864

Income tax (provision) benefit                                            (15,481)          -             -         12      (15,469)
                                                                        -----------------------------------------------------------
EARNINGS BEFORE MINORITY INTEREST AND DISCONTINUED OPERATIONS              28,513       7,099             -        (19)      21,395

Minority interest                                                          (7,099)     (7,099)            -          -            -
                                                                        -----------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS                                        21,414           -             -        (19)      21,395

Discontinued operations, net of tax and minority interest:
         (Loss) earnings from operations                                      (72)          -             -         72            -
         Gain on disposition of operating properties                           53           -             -        (53)           -
                                                                        -----------------------------------------------------------
                                                                              (19)          -             -         19            -
                                                                        -----------------------------------------------------------
NET EARNINGS                                                            $  21,395    $      -     $       -      $   -    $  21,395
                                                                        ===========================================================


      (a) Depreciation and amortization per above                       $  58,837    $  9,138     $  14,236      $  57    $  63,992
          Depreciation and amortization - Non-Real Estate Groups            1,921           -            80         -         2,001
                                                                        -----------------------------------------------------------
          Total depreciation and amortization                           $  60,758    $  9,138     $  14,316      $  57    $  65,993
                                                                        ===========================================================



                                                                                        SIX MONTHS ENDED JULY 31, 2002
                                                                         ----------------------------------------------------------

                                                                                                  PLUS
                                                                                                UNCONSOL-      PLUS
                                                                          FULL        LESS       IDATED      DISCONT-     PRO-RATA
                                                                         CONSOL-    MINORITY  INVESTMENTS     INUED        CONSOL-
                                                                         IDATION    INTEREST  AT PRO-RATA   OPERATIONS     IDATION
                                                                        ----------------------------------------------------------

Revenues                                                                $ 448,339   $ 61,886    $ 88,842      $ 5,091    $ 480,386
Exclude straight-line rent adjustment (1)                                  (4,565)         -           -          (27)      (4,592)
Add back equity method depreciation expense (see below)                    12,272          -     (12,034)           -          238
                                                                        -----------------------------------------------------------
ADJUSTED REVENUES                                                         456,046     61,886      76,808        5,064      476,032

Operating expenses                                                        267,975     34,652      53,199        2,762      289,284
Add back depreciation and amortization for non-Real Estate Groups (a)       2,109          -          73            -        2,182
Exclude straight-line rent adjustment (2)                                  (3,461)         -           -            -       (3,461)
                                                                        -----------------------------------------------------------
ADJUSTED OPERATING EXPENSES                                               266,623     34,652      53,272        2,762      288,005
                                                                        -----------------------------------------------------------
Net operating income                                                      189,423     27,234      23,536        2,302      188,027

Interest expense                                                          (88,135)   (16,445)    (23,536)        (822)     (96,048)

Loss (gain) on early extinguishment of debt                                  (380)         -           -            -         (380)

Provision for decline in real estate                                            -          -           -            -            -

Depreciation and amortization (a)                                         (52,259)    (8,935)    (12,034)        (655)     (56,013)

Straight-line rent adjustment (1) + (2)                                     1,104          -           -           27        1,131

Equity method depreciation expense (see above)                            (12,272)         -      12,034            -         (238)

(Loss) gain on disposition of other investments                              (116)         -           -            -         (116)
                                                                        -----------------------------------------------------------
EARNINGS BEFORE INCOME TAXES                                               37,365      1,854           -          852       36,363

Income tax (provision) benefit                                            (13,709)         -           -          165      (13,544)
                                                                        -----------------------------------------------------------
EARNINGS BEFORE MINORITY INTEREST AND DISCONTINUED OPERATIONS              23,656      1,854           -        1,017       22,819

Minority interest                                                          (1,854)    (1,854)          -            -            -
                                                                        -----------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS                                        21,802          -           -        1,017       22,819

Discontinued operations, net of tax and minority interest:
         (Loss) earnings from operations                                    1,017          -           -       (1,017)           -
         Gain on disposition of operating properties                            -          -           -            -            -
                                                                        -----------------------------------------------------------
                                                                            1,017          -           -       (1,017)           -
                                                                        -----------------------------------------------------------
NET EARNINGS                                                            $  22,819   $      -    $      -      $     -    $  22,819
                                                                        ===========================================================


      (a) Depreciation and amortization per above                       $  52,259   $  8,935    $ 12,034      $   655    $  56,013
          Depreciation and amortization - Non-Real Estate Groups            2,109          -          73            -        2,182
                                                                        -----------------------------------------------------------
          Total depreciation and amortization                           $  54,368   $  8,935    $ 12,107      $   655    $  58,195
                                                                        ===========================================================